Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hudson Global, Inc.
Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006, 333-126915, 333-161170, 333-161171, 333-176007, 333-182973, and 333-212941) of Hudson Global, Inc. of our report dated March 11, 2021, to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Stamford, Connecticut

March 11, 2021